REPLACEMENT REVOLVING LINE OF CREDIT PROMISSORY NOTE


$10,000,000.00 U.S.              Manchester, NH             December 3, 1998

     FOR VALUE RECEIVED, PRESSTEK, INC., a Delaware corporation with a principal place of business at 8 Commercial Street, Hudson, New Hampshire 03051 (the "Borrower"), promises to pay to the order of CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank organized under the laws of the State of New Hampshire with an address of 875 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the maximum principal sum of TEN MILLION DOLLARS ($10,000,000.00), or so much thereof as may be advanced or readvanced by the Bank to the Borrower from time to time hereafter (such amounts defined as the "Debit Balance" below), together with interest as provided for hereinbelow, in lawful money of the United States of America.

     The Borrower's "Debit Balance" shall mean the debit balance in an account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank's customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits.

     Under the Revolving Line of Credit Loan evidenced by this Note (the "Line of Credit"), the Bank agrees to lend to the Borrower, and the Borrower may borrow, up to the maximum principal sum provided for in this Note, all in accordance with and subject to the terms, conditions, and limitations of this Note and the Loan Agreement dated December 18, 1996, amended by Amendment to Loan Agreement and Related Loan Documents dated February 6, 1998 and Amendment to Loan Agreement and Related Loan Documents of even date herewith by and between the Bank and the Borrower, as the same may be amended from time to time (as amended, the "Loan Agreement"). The holder of this Note is entitled to all of the benefits and rights of the Bank under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the Borrower to pay the principal and interest of this Note as herein provided. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     The Borrower shall make requests for advances under this Note as provided in the Loan Agreement. The Borrower agrees that the Bank may make all advances under this Note by direct deposit to any demand account of the Borrower with the Bank or in such other manner as may be provided in the Loan Agreement, and that all such advances shall represent binding obligations of the Borrower.

     The Borrower acknowledges that this Note is to evidence the Borrower's obligation to pay its Debit Balance, plus interest and any other applicable charges as determined from time to time, and that it shall continue to do so despite the occurrence of intervals when no Debit

Balance exists because the Borrower has paid the previously existing Debit Balance in full.

     Interest shall be calculated and charged daily, based on the actual days elapsed over a three hundred sixty (360) day banking year, on the unpaid principal balance outstanding from time to time of each Advance at a fixed rate for the Advance Term applicable to such Advance equal to the LIBOR rate plus one and one-half percent (1.5%) per annum. The term "LIBOR rate" shall mean the rate as determined for each separate Advance by the BANK in accordance with the provisions of the Loan Agreement. Subject to the terms of Loan Agreement, outstanding principal which is not subject to an interest rate hereunder based upon the LIBOR rate shall bear interest at a variable annual rate equal to the Prime Rate (as hereinafter defined). As used herein, the term "Prime Rate" shall mean the rate published by The Wall Street Journal from time to time under the category "Prime Rate: The Base Rate of Corporate Loans posted by at least 75% of the Nation's 30 Largest Banks" (the lowest of the rates so published if more than one rate is published under this category at any given time) or such other comparable index rate selected by the Bank in its sole discretion if The Wall Street Journal ceases to publish such rate. The Borrower acknowledges that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the Bank on commercial loans. Each time the Prime Rate changes the interest rate applicable to outstanding principal hereunder which is subject to the Prime Rate shall change contemporaneously with such change in the Prime Rate. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year.

     The Bank shall extend the Line of Credit through and until July 31, 2000, and, if the Line of Credit is renewed and extended by the Bank pursuant to the Loan Agreement, through and until each anniversary of such date with respect to which the Line of Credit is renewed and extended (July 31, 2000, and each anniversary thereof to which the Line of Credit is renewed and extended, being a "Review Date"). Pending a Review Date as to which the Line of Credit is not extended, the Borrower shall (i) make payments of outstanding principal from time to time as may be required under the Loan Agreement and (ii) make payments of accrued and unpaid interest monthly in arrears commencing thirty (30) days from the date hereof (or on any day within 30 days of the date hereof agreed to by the Borrower and the Bank to provide for a convenient payment date) and continuing on the same date of each month thereafter, through and until any Review Date as to which the Line of Credit is not renewed by the Bank, whereupon all principal, accrued and unpaid interest, and any other charges provided for hereunder, shall be due and payable in full. In the event that the Line of Credit is renewed pursuant to the Loan Agreement as of any Review Date, this Note shall thereafter continue to evidence amounts advanced and due under the Line of Credit as renewed. Prepayments of the outstanding principal amount of any Advance prior to the end of the Advance Term therefor shall be subject to prepayment charges and costs as determined under the Loan Agreement.



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



     This Note is being executed and delivered in accordance with the terms of the Loan Agreement and the documents defined therein as the "Loan Documents". The payment and performance of the obligations contained in the Loan Documents are secured by the collateral granted to the Bank therein (the "Collateral") and the security granted to the Bank in the Loan Documents.

     Upon the occurrence and during the continuance of an Event of Default specified in the Loan Agreement, or if any payment of principal or interest under this Note is not paid within ten (10) days of the due date therefor, the principal hereof and all interest accrued and accruing hereon may be declared to be forthwith due and payable.

     The holder may impose upon the Borrower a delinquency charge of the greater of Thirty Five Dollars ($35.00) or five percent (5%) of the amount of interest not paid on or before the tenth (10th) day after such installment is due. The entire principal balance of each Advance, together with accrued interest, shall after maturity, whether by demand, acceleration or otherwise, bear interest at the then applicable interest rate for such Advance hereunder plus five percent (5%) per annum.

     The Borrower agrees that any other property upon or in which the Borrower has granted or hereafter grants the holder a mortgage or security interest, securing the payment and performance of any other liability of the Borrower to the holder, shall also constitute Collateral. As additional Collateral, the Borrower grants (1) a security interest in, or pledges, assigns and delivers to the holder, as appropriate, all deposits, credits and other property now or hereafter due from the holder to the Borrower; and (2) the right to set off and apply (and a security interest in said right), upon an Event of Default and without demand or notice of any nature, all, or any portion, of such deposits, credits and other property, against the indebtedness evidenced by this Note whether the other Collateral, if any, is deemed adequate or not.

     The Borrower, and every maker, endorser, or guarantor of this Note, jointly and severally, agree to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any foreclosure or other action is instituted by the holder in its discretion.

     No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion.



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



     The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

     All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently, and the holder shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of New Hampshire. The holder shall have no duty as to the collection or protection of the Collateral or of any income thereon, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Surrender of this Note, upon payment or otherwise, shall not affect the right of the holder to retain the Collateral as security for the payment and performance of any other liability of the Borrower to the holder.

     The Borrower, and every maker, endorser, or guarantor of this Note, hereby jointly waive, to the fullest extent permitted by law, presentment, notice, protest and all other demands and notices and assents (1) to any extension of the time of payment or any other indulgence, (2) to any substitution, exchange or release of Collateral, and (3) to the release of any other person primarily or secondarily liable for the obligations evidenced hereby.

     This Note and the provisions hereof shall be binding upon the Borrower and the Borrower's heirs, administrators, executors, successors, legal representatives and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, successors, legal representatives and assigns.

     The word "holder" as used herein shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at the time payable to the bearer.

     This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New Hampshire contract to be governed by the laws of such state and to be paid and performed therein.

     The provisions of this Note are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the holder hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance hereunder allowed by applicable law, if any, (the "Maximum Allowable Rate"), which shall mean the law in effect on the date hereof, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provisions of this Note results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If notwithstanding the foregoing, the holder receives an amount which under applicable



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



law would cause the interest rate hereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance hereunder and not a payment of interest.

     This Note is executed and delivered in substitution and replacement of, but not in novation or discharge of, the Revolving Line of Credit Promissory Note of the undersigned to Citizens Bank New Hampshire in the principal amount of Ten Million Dollars ($10,000,000.00) dated December 18, 1996 (the "Old Note"). All references to the Old Note in the Loan Agreement or any other Loan Document shall be deemed to refer to this Note.


     Executed and delivered this 3rd day of December, 1998.


                                          PRESSTEK, INC.


 /s/ Diane L. Bourque                    By:  /s/ Richard A. Williams
-----------------------                      -------------------------
Witness                                      Name: Richard A. Williams
                                             Title: Chief Executive Officer